Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES
REDUCTION IN SHARE OWNERSHIP LIMIT

VERO BEACH, FL (January 30, 2008)— Bimini Capital Management, Inc. (Other OTC:BMNM.PK) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), today announced that, pursuant to Article XIII, Section 9 of the Company’s Amended and Restated Articles of Incorporation, the Company’s Board of Directors adopted resolutions reducing the maximum ownership limit with respect to its outstanding shares of capital stock from 9.8% to 4.98%effective January 28, 2008.  The reduction in the ownership limit is intended to assist the Company in avoiding a change in ownership that may adversely affect its ability to use certain net operating losses and capital loss carry-forwards for U.S.federal income tax purposes.  For more detailed information, please refer to the Company’s filings with the Securities and Exchange Commission.  These filings are available on the Company’s website at www.biminicapital.comunder the “SEC Filings” page and also may be obtained at www.sec.gov.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:         Robert E. Cauley
Chief Financial Officer
(772) 231-1400
HUwww.biminicapital.comU